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                             HOTEL DISCOVERY, INC.


         2,500,000 UNITS CONSISTING OF 2,500,000 SHARES OF COMMON STOCK
                                      AND
          2,500,000 REDEEMABLE CLASS A COMMON STOCK PURCHASE WARRANTS



                          AGREEMENT AMONG UNDERWRITERS

                                OCTOBER __, 1997


R. J. Steichen & Company, As Representative
   of the several Underwriters named in
   Schedule I to Exhibit A annexed hereto
One Financial Plaza
120 South Sixth Street
Minneapolis, Minnesota  55402

Ladies and Gentlemen:

     We understand that Hotel Discovery, Inc., a Minnesota corporation (the "COMPANY"), desires to enter into an agreement, substantially in the form of Exhibit A hereto (the "UNDERWRITING AGREEMENT"). The Underwriting Agreement provides for the sale by the Company to you and the other prospective Underwriters named in Schedule I to the Underwriting Agreement, severally and not jointly, of an aggregate of 2,500,000 Units ("FIRM UNITS"), each Unit consisting of one share of Common Stock ("COMMON STOCK") and one Redeemable Class A Common Stock Purchase Warrant (the "WARRANT") exercisable for a period of four (4) years commencing on the effective date of the Registration Statement to purchase one share of Common Stock of the Company at a price of $6.50. In addition, solely for the purpose of covering overallotments with respect to the Firm Units, the Company proposes to grant to the Underwriter, for its account, the option to purchase up to an additional 375,000 Units (the "OPTION UNITS"). The Firm Units and any Option Units purchased pursuant to this Underwriting Agreement are herein referred to as the "UNITS."

     We understand that changes may be made in those who are to be Underwriters and in the respective number of Units to be purchased by them, but that the number of Units to be purchased by us as set forth in said Schedule I will not be changed without our consent except as provided herein or in the Underwriting Agreement. The parties on whose behalf you execute the Underwriting Agreement are herein called the "UNDERWRITERS."

     We desire to confirm the agreement among you, the undersigned and the other Underwriters with respect to the purchase of the Units by the Underwriters, severally and not jointly, from the Company. The aggregate number of Units which any Underwriter will be obligated to purchase from




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the Company pursuant to the terms of the Underwriting Agreement is herein called the "UNDERWRITING OBLIGATION" of that Underwriter.

     1. Authority and Compensation of Representative. We hereby authorize you, as our representative (the "REPRESENTATIVE") and on our behalf, (a) to negotiate the terms of and to enter into an agreement with the Company, in substantially the form attached hereto as Exhibit A, but with such changes therein as in your judgment will not be materially adverse to the Underwriters, providing for the purchase by us, severally and not jointly, from the Company, at the purchase price per share determined as set forth in such Exhibit A, of the number of Firm Units set forth opposite our name in Schedule I to such Exhibit A, and our proportionate share of the Option Units which you determine to be purchased, (b) to exercise all the authority and discretion vested in the Underwriters and in you by the provisions of the Underwriting Agreement, (c) to take all such action as you in your discretion may deem necessary or advisable in order to carry out the provisions of the Underwriting Agreement and of this Agreement, and the sale and distribution of the Units, and (d) to determine all matters relating to the public advertisement of the Units.

     As our share of the compensation for your services hereunder, we will pay to you, and we authorize you to charge to our account on the First Closing Date and on the Option Closing Date referred to in the Underwriting Agreement, $_________ per Unit in respect of the aggregate number of Firm Units and Option Units, respectively, which we shall agree to purchase pursuant to the Underwriting Agreement.

     2. Public Offering of Units. The sale of the Units to the public is to be made, as herein provided, as soon after the registration statement relating to the Units becomes effective as in your judgment is advisable. The purchase price to be paid by the Underwriters for the Units and the initial public offering price are to be determined by agreement between you and the Company. The Units shall be first offered to the public at the initial public offering price as so determined (the "INITIAL PUBLIC OFFERING PRICE"). You will advise us by telefax or telephone when the Units shall be released for offering, when the registration statement relating to the Units shall become effective and the price at which the Units are initially to be offered. We agree not to sell any of the Units until you have released it for that purpose. We authorize you, after the initial public offering, to change the public offering price, the concession and the reallowance if, in your sole discretion, such action becomes desirable by reason of changes in general market conditions or otherwise. As used herein, the terms "Registration Statement", "Pre-Effective Prospectus" and "Final Prospectus" shall have the meanings ascribed to such terms in the Underwriting Agreement. The public offering price at the time in effect is herein called the "Offering Price". After notice from you that the Units are released for public sale, we will offer to the public in conformity with the provisions hereof and with the terms of offering set forth in the Final Prospectus such Units as you advise us are not reserved. We agree not to offer or sell any of the Units to persons over whose accounts we exercise investment discretion without their specific advance consent.

     3. Offering to Dealers and Retail Sales. We authorize you to reserve for offering and sale, and on our behalf to sell, to retail purchasers (such sales being herein called "RETAIL SALES") and to dealers selected by you (such dealers, among whom any Underwriter may be included, being herein called "SELECTED DEALERS") all or any part of our Units as you, in your sole discretion, shall determine. Such sales, if any, shall be made (a) in the case of Retail Sales, at the offering Price, and (b) in the






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case of sales to Selected Dealers, at the Offering Price less such concession or concessions as you, in your sole discretion, shall determine. Except for such sales as are designated by a purchaser to be for the account of a particular Underwriter or Selected Dealer, any sales to Selected Dealers made for our account shall be as nearly as practicable in the ratio that the Units reserved for our account for offering to Selected Dealers bears to the aggregate of all Units of all Underwriters so reserved.

     You agree to notify us promptly on the date of the public offering as to the number of Units, if any, which we may retain for direct sale by us. Prior to the termination of the provisions referred to in Section 13 hereof, you may reserve for offering and sale as hereinbefore provided any Units theretofore retained by us remaining unsold and we may, with your consent, retain any Units theretofore reserved by you remaining unsold.

     We agree that, from time to time prior to the termination of the provisions referred to in Section 13 hereof, we shall furnish to you such information as you may request in order to determine the number of Units purchased by us under the Underwriting Agreement which then remain unsold, and we shall upon your request sell to you for the account of any Underwriter as many of such unsold Units as you may designate at the Offering Price, less all or any part of the concession to Selected Dealers as you, in your sole discretion, shall determine. The provisions of Section 4 hereof shall not be applicable in respect of any such sale.

     We authorize you to determine the form and manner of any communications or agreements with Selected Dealers. In the event that there shall be any agreements with Selected Dealers, you are authorized to act as manager thereunder and we agree, in such event, to be governed by the terms and conditions of such agreements. The form of Selected Dealer Agreement attached hereto as Exhibit B is satisfactory to us.

     It is understood that any Selected Dealer to whom an offer may be made as hereinbefore provided shall be actually engaged in the investment banking or securities business and shall be either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934 (the "1934 ACT"), who agrees not to make any sales of the Units within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. Each Selected Dealer shall agree to comply with all applicable rules of the NASD, including the provisions of Section 24 of Article III of the Rules of Fair Practice of the NASD, and each foreign Selected Dealer who is not a member of the NASD also shall agree to comply with the NASD's Interpretation with Respect to Free-Riding and Withholding, to comply, as though it were a member of the NASD, with the provisions of Sections 8 and 36 of Article III of such Rules of Fair Practice, and to comply with Section 25 of Article III thereof as that Section applies to a non-member foreign dealer. The several Underwriters may allow, and the Selected Dealers, if any, re-allow, such concession or concessions as you may determine from time to time on sales of the Units to any qualified dealer, all subject to the Rules of Fair Practice of the NASD.

     You, and any of the several Underwriters with your prior consent, may make purchases or sales of the Units from or to any of the other Underwriters, at the Offering Price less all or any part





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of the gross spread, and from or to any of the Selected Dealers at the Offering
Price less all or any part of the concession to Selected Dealers.

     Upon your request, we will advise you of the identity of any dealer to whom we allow such a discount and any Underwriter or Selected Dealer from whom we receive such a discount.

     4. Repurchases in the Open Market. Any Units sold by us (otherwise than through you) which shall be contracted for or purchased in the open market by you on behalf of any Underwriter or Underwriters shall be repurchased by us on demand at a price equal to the cost of such purchase plus any broker's commissions and transfer taxes on redelivery. Any Units delivered on such repurchase need not be the identical shares originally sold by us. In lieu of delivery of such shares to us, you may sell such shares in any manner for our account and charge us with the amount of any loss or expense or credit us with the amount of any profit, less any expense, resulting from such sale, or charge our account with an amount not in excess of the concession to Selected Dealers.

     5. Payment and Delivery. On the First Closing Date, we shall deliver to you payment for the Firm Units to be purchased by us under the Underwriting Agreement in an amount equal to either (a) the Initial Public Offering Price for such Firm Units less the concession to Selected Dealers or (b) the Initial Public Offering Price for such Firm Units as shall have been retained by or released to us for direct sale, less the concession to Selected Dealers, as you shall direct. On the Second Closing Date, we shall make a similar payment as you may direct for any Option Units to be purchased by us. Such payments shall be made in such form and at such time and place as may be specified in such request, and we authorize you to make payment for such Units against delivery thereof for our account hereunder. Unless we promptly give you instructions otherwise, if we are a member of or clear through a member of The Depository Trust Company ("DTC"), you may, in your discretion, deliver our Units through facilities of DTC.

     You shall remit to us, as promptly as practicable, the amounts received by you from Selected Dealers and retail purchasers as payment in respect of Units sold by you for our account pursuant to Section 3 hereof for which payment has been received. Units purchased by us under the Underwriting Agreement and not reserved or sold by you for our account pursuant to Section 3 hereof shall be delivered to us as promptly as practicable after receipt by you. Any Units purchased by us and so reserved which remain unsold at any time prior to the settlement of accounts hereunder may, in your discretion, and shall, upon your request, be delivered to us, but, until termination of the first three paragraphs of Section 7 of the Selected Dealer Agreements pursuant to Section 8 thereof and of other selling arrangements, such delivery shall be for carrying purposes only. In case any Units reserved for sale in Retail Sales or to Selected Dealers shall not be purchased and paid for in due course as contemplated hereby, we agree (a) to accept delivery when tendered by you of any Units so reserved for our account and not so purchased and paid for, and
(b) in case we shall have received payment from you in respect of any such Units, to reimburse you on demand for the full amount which you shall have paid us in respect of such Units.

     In the event of our failure to tender payment for the Units as provided in the Underwriting Agreement, you shall have the right under the provisions thereof to arrange for other persons, who may include you and any other Underwriter, to purchase such Units which we had agreed to purchase, but without relieving us from liability for our default, provided that if the aggregate amount


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of reserved but unsold Units upon termination of the provisions referred to in
Section 13 does not exceed 10% of the total amount of the Units, you may in your discretion sell such reserved but unsold Units for the accounts of the several Underwriters as soon as practicable after such termination, at such prices and in such manner as you determine.

     6. Authority to Borrow. We authorize you to advance your funds for our account (charging current interest rates) and to arrange loans for our account or the account of the Underwriters for the purpose of carrying out this Agreement, and in connection therewith to execute and deliver any notes or other instruments and to hold or pledge as security therefor all or any part of the Units purchased hereunder for our account. Any lender is hereby authorized to accept your instructions in all matters relating to such loans. Any part of the Units so held by you may be delivered to us for carrying purposes and, if so delivered, will be redelivered to you upon demand.

     7. Allocation of Expenses and Liability. We authorize you to charge our account with and we agree to pay (a) all transfer taxes on sales made by you for our account, except as herein otherwise provided, and (b) our proportionate share (based on our Underwriting Obligation) of all expenses incurred by you in connection with the purchase, carrying, sale and distribution of the Units and all other expenses arising under the terms of the Underwriting Agreement or this Agreement. Your determination of all such expenses and your allocation thereof shall be final and conclusive. You may at any time make partial distributions of credit balances or call for payment of debit balances. Funds for our account at any time in your hands may be held in your general funds without accountability for interest. As soon as practicable after the termination of this Agreement, the net credit or debit balance in our account, after proper charge and credit for all interim payments and receipts, shall be paid to or paid by us, provided that you may establish such reserves as you, in your sole discretion, shall deem advisable to cover possible additional expenses chargeable to the several Underwriters. Notwithstanding any settlement, we will remain liable for any taxes on transfers for our account and for our proportionate share (based on our Underwriting Obligation) of all expenses and liabilities that may be incurred for the accounts of the Underwriters.

     8. Liability for Future Claims. Neither any statement by you of any credit or debit balance in our account nor any reservation from distribution to cover possible additional expenses relating to the Units shall constitute any representation by you as to the existence or non-existence of possible unforeseen expenses or liabilities of or charges against the several Underwriters. Notwithstanding the distribution of any net credit balance to us or the termination of this Agreement or both, we shall be and remain liable for, and will pay on demand, (a) our proportionate share (based on our Underwriting Obligation) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters, or any of them, including any liability which may be incurred by or for the accounts of the Underwriters, or any of them, based on the claim that the Underwriters constitute an association, unincorporated business, partnership or any separate entity, and
(b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.

     9. Stabilization and Over-Allotment. We authorize you in your discretion (a) to make purchases and sales of the Units and any other securities of the Company which you may designate in the open market or otherwise, for long or short account, and on such terms and at such prices as you, in your sole discretion, shall deem advisable, (b) in arranging for sales of the Units, to overallot, and (c) either before or after the termination of this Agreement, to cover any short position or




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liquidate any long position incurred pursuant to this Section 9, subject, however, to the applicable rules and regulations of the Securities and Exchange Commission (the "COMMISSION") under the 1934 Act. All such purchases and sales and overallotments shall be made for the respective accounts of the several Underwriters as nearly as practicable in proportion to their respective Underwriting Obligations; PROVIDED, HOWEVER, that our net position resulting from such purchases and sales and overallotments shall not at the time of each such purchase or sale or overallotment exceed, for either long or short account, 15% of the aggregate amount which we shall become obligated to pay in respect of the total number of Firm Units and Option Units purchased for our account. We agree to take up at cost on demand any Units purchased for our account pursuant to this Section 9 and to deliver on demand any of such Units overallotted for our account pursuant to this Section 9.

     We understand that the existence of this provision is no assurance that the price of the Units will be stabilized or that stabilizing, if commenced, may not be discontinued at any time. If you effect any stabilizing purchase pursuant to this Section 9, you will promptly notify us of the date and time when the first stabilizing purchase was effected and the date and time when stabilizing was terminated. You will retain such information as is required to be retained by you "as manager" pursuant to Rule 17a-2 under the 1934 Act. We will furnish to you not later than three business days following the date on which stabilizing was commenced such information as is required by Rule 17a-2(d) and notify you of the date and time when stabilizing was terminated.

     10. Open Market Transactions. We agree that we will not make bids or offers, or make or induce purchases or sales for our own account or the accounts of customers, in the open market or otherwise, either before or after the purchase of the Units and for either long or short account, of any Units or any security of the same class and series, or any right to purchase any such security except (i) as provided in this Agreement, the Underwriting Agreement and the Selected Dealer Agreements or otherwise approved by you, (ii) in brokerage transactions not involving solicitation of the customer's order and
(iii) in connection with option and option-related transactions that are consistent with the "no-action" position set forth in Release No. 17609, as amended in Release No. 19565, of the Commission under the 1934 Act. We further agree that we will not lend, either before or after the purchase of the Units, to any customer, Underwriter, Selected Dealer or to any other securities broker or dealer, any of the Units. We represent that we have at all times complied with and will at all times comply with the provisions of Regulation M under the 1934 Act applicable to this offering.

     11. Blue Sky. Prior to the initial offering by the Underwriters, you will inform us as to the states and other jurisdictions under the respective securities or blue sky laws of which it is believed that the Units have been qualified for sale or are exempt from such qualification, but you do not assume any responsibility or obligation as to the accuracy of such information or as to the right of any Underwriter or dealer to offer or sell the Units in any state or other jurisdiction. You agree to file or cause to be filed, on behalf of the Underwriters, a Further State Notice in respect of the Units pursuant to
Article 23-A of the General Business Law of the State of New York, if necessary.

     12. Default by Underwriters. Default by one or more Underwriters in respect of their obligations under the Underwriting Agreement shall not release us from any of our obligations or in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. In the event of such default by one or more Underwriters, you are





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authorized to increase, pro rata with the other non-defaulting Underwriters, the amount of Units which we shall be obligated to purchase from the Company; provided, however, that the aggregate amount of all such increases for all non-defaulting Underwriters shall not exceed 10% of the Units and, if the aggregate amount of the Units not taken up by such defaulting Underwriters exceeds such 10%, you are further authorized, but shall not be obligated, to arrange for the purchase by other persons, who may include you and other non-defaulting Underwriters, of all or a portion of the Units not taken up by such Underwriters. In the event of such increases or arrangements are made, the respective amounts of the Units to be purchased by the non-defaulting Underwriters and by any such other person or persons shall be taken as the basis for the Underwriters' obligations under this Agreement, but this shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default.

     In the event of default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any of the Units purchased by you for their respective accounts pursuant to Section 9 hereof, or to deliver any such Units sold or overallotted by you for their respective accounts pursuant to any provision of this Agreement, and to the extent that arrangements shall not have been made by you for other persons to assume the obligations of such defaulting Underwriter of Underwriters, each non-defaulting Underwriter shall assume its proportionate share of the aforesaid obligations of each such defaulting Underwriter without relieving any such defaulting Underwriter of its liability therefor.

     13. Termination. Section 2, the second paragraph and the first sentence of the third paragraph of Section 3, Section 4, the first sentence of
Section 9 (other than clause (c) thereof) and Section 10 hereof will terminate at the close of business on the 30th calendar day after the effective date of the Registration Statement, unless extended or sooner terminated as hereinafter provided. You may extend such provisions, or any of them, for a period not to exceed 30 additional calendar days by notice to us to such effect. You may terminate any of such provisions at any time by notice to us, and you may terminate all such provisions at any time by notice to us to the effect that the offering provisions of this Agreement are terminated.

     14. General Position of the Representative. In taking action under this Agreement, you shall act only as agent of the several Underwriters. Your authority shall include the taking of such action as you may deem advisable in respect of all matters pertaining to any and all offers and sales of the Units, including the right to make any modifications which you consider necessary or desirable in the arrangements with Selected Dealers or others. You shall be under no liability for or in respect of the value of the Units or the validity or the form thereof, the Registration Statement, the Final Prospectus, or any amendment or supplement to any of them, or agreements or other instruments executed by or on behalf of the Company or others; or for the validity or the form of the Underwriting Agreement or this Agreement; or for or in respect of the delivery of the Units; or for the performance by the Company or others of any agreement on its or their part; nor shall you as Representative or otherwise be liable under any of the provisions hereof or for any matters connected herewith, except for lack of good faith, except for any liability arising under the Securities Act of 1933, as amended (the "1933 ACT"), and except for obligations expressly assumed by you in this Agreement; and no obligations on your part will be implied or inferred from confirmation or acceptance of this Agreement. In representing the Underwriters hereunder, you shall act as the Representative of each of them respectively. Nothing herein contained shall constitute the several



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Underwriters partners with you or with each other, or render any Underwriter liable for the commitments of any other Underwriter, except as otherwise provided in Section 12 hereof and Section 7 of the Underwriting Agreement. If the Underwriters shall be deemed to constitute a partnership for Federal income tax purposes, it is the intent of each Underwriter to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended. Each Underwriter elects to be so excluded and agrees not to take any position inconsistent with such election. Each Underwriter authorizes you, in your discretion, to execute and file on behalf of the Underwriters such evidence of election as may be required by the Internal Revenue Service. The commitments and liabilities of each of the several Underwriters are several in accordance with their respective Underwriting obligations and are not joint.

     15. Acknowledgment of Receipt of Registration Statement, etc. We hereby confirm that we have examined the Registration Statement relating to the Units as heretofore filed by the Company with the Commission and each amendment thereto, if any, filed through the date hereof, including any documents filed under the 1934 Act through the date hereof and incorporated by reference into the Final Prospectus, that we are familiar with the terms of the securities to be offered and the other terms of the offering, that we are willing to be named as an underwriter in any Pre-Effective Prospectus and the Final Prospectus and to accept the responsibilities under the 1933 Act of an underwriter thereunder, and that we are willing to proceed with the underwriting of the Units in the manner contemplated in the Underwriting Agreement and described in the Final Prospectus. We further confirm that we have authorized you to advise the Company on our behalf (a) as to the statements to be included in any Pre-Effective Prospectus, in the Effective Prospectus and in the Final Prospectus under the heading "Underwriting" insofar as they relate to us, and
(b) that such statements do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any further amendments or supplements to the Registration Statement, of any document filed under the 1934 Act after the effective date of the Registration Statement and before termination of the offering of the Units by the Underwriters if such document is deemed to be incorporated by reference into the Final Prospectus and of any amended or supplemented Prospectus promptly, if and when received by you, but the making of such changes, amendments and supplements shall not release us or affect our obligations hereunder or under the Underwriting Agreement.

     16. (a) Indemnification. We agree to indemnify and hold harmless each other Underwriter, their respective officers and directors and any person who controls any such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the extent that, and upon the terms on which, we agree to indemnify and hold harmless the Company and other specified persons as set forth in the Underwriting Agreement.

            (b) Contribution. Each Underwriter (including you) will pay, upon your request, as contribution, its proportionate share, based upon its Underwriting Obligation, of any loss, claim, damage or liability, joint or several, paid or incurred by any Underwriter (including you) to any person other than an Underwriter, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Effective Prospectus, the Final Prospectus, any amendment or supplement thereto or any Pre-Effective Prospectus or any other





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selling or advertising material approved by you for use by the Underwriters in connection with the sale of the Units, or the omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or the omission or alleged omission to state in any of the other foregoing a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of an Underwriter expressly for use therein) or relating to any transaction contemplated by this Agreement; and will pay such proportionate share of any legal or other expense reasonably incurred by you or with your consent in connection with investigating or defending against any such loss, claim, damage or liability, or any action or proceeding in respect thereof. In determining the amount of our obligation under this paragraph, appropriate adjustment may be made by you to reflect any amounts received by any one or more Underwriters in respect of such claim from the Company pursuant to Section 6 of the Underwriting Agreement or otherwise. There shall be credited against any amount paid or payable by us pursuant to this paragraph any loss, claim, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this paragraph, appropriate provision shall be made to effect such credit, by refund or otherwise. If any such claim is asserted, you may take such action in connection therewith as you deem necessary or desirable, including retention of counsel for the Underwriters, and in your discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by you shall be included in the amounts payable pursuant to this paragraph. In determining amounts payable pursuant to this paragraph, any loss, claim, damage, liability or expense incurred by any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act which has been incurred by reason of such control relationship shall be deemed to have been incurred by such Underwriter. Any Underwriter may elect to retain, as its own expense, its own counsel. You may settle or consent to the settlement of any such claim on advice of counsel retained by you. Whenever you receive notice of the assertion of any claim to which the provisions of this paragraph would be applicable, you will give prompt notice thereof to each Underwriter. You will also furnish each Underwriter with periodic reports, at such times as you deem appropriate, as to the status of such claim and the action taken by you in connection therewith. If any Underwriter or Underwriters defaults in its or their obligation to make any payments under this paragraph, each nondefaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon the proportion such non-defaulting Underwriter's Underwriting Obligation bears to the Underwriting Obligations of all non-defaulting Underwriters. Nothing herein shall relieve a defaulting Underwriter from liability for its default. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (c) Survival of Indemnity and Contribution. The indemnification and contribution agreements of each Underwriter contained in this Section 16 shall remain in full force and effect regardless of any investigation made by or on behalf of such other Underwriter, officer, director or controlling person and shall survive the delivery of any payment for the Units and the termination of this Agreement and the similar agreements entered into with the other Underwriters. Any successor of any Underwriter, any underwriter acting as such by substitution in accordance with Section 7 of the Underwriting Agreement, or its officers, directors or controlling persons, if any, shall be entitled to the benefits contained in subsections (a) and (b) of this Section.

     17. Capital Requirements. We confirm that the incurrence by us of our obligations under this Agreement and under the Underwriting Agreement will not place us in violation of the net capital requirements of Rule 15c3-1 under the 1934 Act or of any applicable rules relating to capital requirements of any securities of any securities exchange to which we are subject.

     18. Undertaking to Mail Prospectuses. We represent to you that we have taken all action on our part required to have been taken to satisfy the policy set forth in Release No. 4968 of the Commission under the 1933 Act, including the distribution in the manner and at or prior to the time set forth in such Release, of copies of the Pre-Effective Prospectus relating to the Stock (or, if you have so requested, copies of any revised Pre-Effective Prospectus) to all persons to whom we expect to mail confirmation of sale.

     As contemplated by Rule 15c2-8 under the 1934 Act, you agree to mail a copy of the Final Prospectus mentioned in the Underwriting Agreement to any person making a written request therefor during the period referred to in said Rule, the mailing to be made to the address given in the request. We confirm that we have delivered all Pre-Effective Prospectuses and revised Pre-Effective Prospectuses, if any, required to be delivered under the provisions of Rule l5c2-8 and agree to deliver all Final Prospectuses required to be delivered thereunder. We acknowledge that the copies of the Pre-Effective Prospectus furnished to us have been distributed to dealers who have been notified of the foregoing requirements pertaining to the delivery of Pre-Effective Prospectuses and Final Prospectuses. You have heretofore delivered to us such number of copies of Pre-Effective Prospectuses as have been reasonably requested by us, receipt of which is hereby acknowledged, and will deliver such number of copies of Final Prospectuses as will be reasonably requested by us.

     We will keep an accurate record of the distribution (including dates, number of copies and persons to whom sent) by us of the Registration Statement, and amendments thereto, and any related Prospectus, and amendments and supplements thereto, and also agree upon your request, to furnish promptly to the persons who received copies of the above, copies of any subsequent amendment to the Registration Statement or any revised prospectus or any revised prospectus supplement or any memorandum furnished to us outlining changes in any such document.

     19. Miscellaneous. Any notice hereunder from you to us or from us to you shall be deemed to have been duly given if sent by registered mail, telefax or hand delivered, to us at our address as set forth in our Underwriters' Questionnaire previously delivered to you, or to you at
___________________________________________________________________________.


     We understand that you are a member in good standing of the NASD. We hereby confirm that we are actually engaged in the investment banking or securities business and are either (i) a member in good standing of the NASD or
(ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the 1934 Act who agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein (except that we may participate in sales to Selected Dealers and others under Section 3 of this Agreement). We hereby agree to comply with all applicable rules of the NASD, including, without limitation, Section 24 of Article III of the Rules of Fair Practice of the NASD, or, if we are a foreign dealer and not a member of the NASD, we hereby agree to comply with the NASD's Interpretation with Respect to Free-Riding and Withholding, to comply, as though we were a member of the NASD, with the provisions of Sections 8, 24 and 36 of Article III of such Rules of Fair Practice, and to comply with Section 25 of Article III thereof as that Section applies to a non-member foreign dealer. In connection with sales and offers to sell Units made by us outside the United States, its territories and possessions (i) we will either furnish to each person to whom any such sale or offer is made a copy of the then current Pre-Effective Prospectus or the Final Prospectus, as the case may be, or inform such person that such Pre-Effective Prospectus or Final Prospectus will be available upon request, and (ii) we will furnish to each person to whom any such sale or offer is made such prospectus, advertisement or other offering document containing information relating to the Units or the Company as may be required under the law of the jurisdiction in which such sale or offer is made. Any prospectus, advertisement or other offering document furnished by us to any person in accordance with the preceding sentence and any such additional offering material as we may furnish to any person (x) shall comply in all respects with the law of the jurisdiction in which it is so furnished, (y) shall be prepared and so furnished at our sole risk and expense and (z) shall not contain information relating to the Units or the Company which is inconsistent in any respect with the information contained in the then current Pre-Effective Prospectus or in the Final Prospectus, as the case may be.

     This instrument may be signed by or on behalf of the Underwriters in one or more counterparts each of which shall constitute an original and all of which together shall constitute one and the same agreement among all the Underwriters and shall become effective at such time as all the Underwriters shall have signed or have had signed on their behalf such counterparts and you shall have confirmed all such counterparts. You may confirm such counterparts by facsimile signature.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to the choice of law or conflicts of laws principles thereof.

     This Agreement shall inure to the benefit of and be binding upon the successors, assigns, executors and administrators of the parties thereto.

     Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

                                      Very truly yours,



                                      __________________________________________
                                      As Attorney-in-Fact for each of the
                                      several Underwriters named in Schedule I to the Underwriting Agreement.


Confirmed as of the date first above written:

R. J. STEICHEN & COMPANY
As Representative


By  _______________________________
     Its _________________________

                                  EXHIBIT A

                           UNDERWRITING AGREEMENT
                                  (FORM OF)

                                  EXHIBIT B

                           SELECTED DEALER AGREEMENT
                                   (FORM OF)